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                                                                    Exhibit 24.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Tridex Corporation Registration Statements on Form S-8 (No. 333-52555, No. 333-52557 and No. 333-52559) and in the related Prospectuses, of our report, dated February 4, 1998, except for the last sentence of Note 2 and Note 7 as to which the date is April 17, 1998, relating to the financial statements of Progressive Software, Inc., included in the Form 8-K/A Amendment No. 1 for the years ended December 31, 1997 and 1996.



                                                     /s/ McGLADREY & PULLEN, LLP

Charlotte, NC
June 30, 1998



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